Exhibit 99.1

FOR IMMEDIATE RELEASE

MEDIA CONTACT: TRACY HINDMAN — 303.293.0673 — TRACY.HINDMAN@NEXCOREGROUP.COM

NexCore Reports 63% Increase in 2011 Revenue

DENVER, Co., February 14, 2012 – NexCore Healthcare Capital Corp (NXHC.OB) today reported financial results for the year ended December 31, 2011. The company’s existing healthcare projects resulted in development, facilities consulting and construction management fees of $5.9 million, an increase of $3.4 million or 137%, compared to $2.5 million for the year ended December 31, 2010. Total 2011 revenue increased to $10.6 million from $6.5 million during 2010, an increase of $4.1 million or 63%.

Net income for 2011 was $888,611, or $0.02 per diluted common share, compared to $168,813, or $0.01 per diluted common share, for the year 2010, reflecting an increase of $719,798 or 426%. Adjusted EBITDA increased in 2011 to $1.2 million compared to $122,300 for the year ended December 31, 2010, an increase of $1.1 million.

“We are pleased to report a significant improvement over last year’s operating results as our healthcare projects progress and management remains focused on growing our core business and balance sheet,” says Greg Venn, President and Chief Executive Officer. “We completed the Silver Cross Hospital Medical Services Building on time and on budget, and we broke ground on two additional medical office buildings. Construction and leasing for both projects are progressing on schedule. In addition, the pipeline for new business opportunities continues to strengthen as demand for new facilities from healthcare providers continues to increase.”

Acquisition and Development Activity

During the last 12 months, the company assisted one of its institutional partners in acquiring approximately $110 million of medical office buildings. The company earns advisory and management fees from these acquisitions.

As part of its healthcare advisory services and development business, the company is co-invested and managing the following healthcare projects:

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Silver Cross Hospital Medical Services Building – Construction commenced during October 2010 on this medical services building comprised of approximately 182,000 square feet. Construction was completed during the fourth quarter of 2011. In association with this project, NexCore has also successfully completed and fully leased its first two timeshare programs that focus on attracting additional physicians to the facility on a part-time basis to generate additional revenue and to serve as a potential source of longer-term tenants. NexCore is considering additional timeshare programs for existing and future healthcare projects to further expand its business opportunities.

NexCore Healthcare Capital Corp

1621 18th St., Suite 250

Denver, CO 80202

303.244.0700 t ▪ 303.244.0720 f ▪ nexcoregroup.com

FOR IMMEDIATE RELEASE

MEDIA CONTACT: TRACY HINDMAN — 303.293.0673 — TRACY.HINDMAN@NEXCOREGROUP.COM

•

Saint Anthony North Medical Pavilion – Construction commenced during June 2011 on this medical office building and freestanding emergency department comprised of approximately 48,000 square feet. Construction is expected to be completed during the third quarter of 2012.

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Saint Agnes Hospital Medical Office Building – Construction commenced during November 2011 on this medical office building comprised of approximately 85,000 square feet. In addition to physician office suites, the medical office building will house the hospital’s cancer center of excellence and cardiovascular center of excellence. Construction is expected to be completed during the fourth quarter of 2012.

The company is also managing and overseeing the completion of the following development projects:

•

Rex Healthcare of Knightdale Wellness Center – The original construction of this 63,000 square foot medical office building was completed by NexCore in 2008-2009. NexCore later worked with the hospital to strategically locate an adjacent wellness center to complement the client’s orthopedic and cardiology programs, while developing synergistic relationships between the various healthcare tenants to expand and fully lease the facility. Construction for this wellness center expansion at the Rex Healthcare of Knightdale Medical Office Building commenced during September 2011, which includes the addition of 14,500 square feet. Completion of the wellness center is expected during the second quarter of 2012.

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United Health Services Outpatient Medical Facility – Construction commenced during December 2010 on this medical facility comprised of 85,000 square feet for which NexCore is providing client consulting services including strategic planning, feasibility analysis, site selection and project management services. Construction is expected to be completed during the third quarter of 2012.

About NexCore Healthcare Capital Corp

NexCore’s business strategy is focused on anticipating the needs of its clients by providing innovative and flexible strategic planning solutions, targeting operational proficiencies and creating optimal financing and real estate structures with nationally-competitive, institutional capital sources. Such services assist healthcare service providers by lowering healthcare delivery costs and by providing efficient outpatient facilities. This process begins with detailed attention to hospital and physician goals and business objectives, and by creating mutually beneficial referral networks and synergistic relationships between healthcare service providers to support the targeted long-term success of each project.

NexCore Healthcare Capital Corp

1621 18th St., Suite 250

Denver, CO 80202

303.244.0700 t ▪ 303.244.0720 f ▪ nexcoregroup.com

FOR IMMEDIATE RELEASE

MEDIA CONTACT: TRACY HINDMAN — 303.293.0673 — TRACY.HINDMAN@NEXCOREGROUP.COM

NexCore delivers comprehensive healthcare solutions for hospitals, healthcare systems and physician partners across the United States. NexCore has been recognized by Modern Healthcare as one of the Top 20 Healthcare Real Estate Developers, and has become one of the nation’s most active and respected healthcare real estate advisors. NexCore and its principals have increased its portfolio of developed, acquired and managed projects to include nearly 5.2 million square feet of facilities, with nearly 1.8 million square feet currently under management. NexCore’s primary revenues are derived from investor and project advisory and consultancy fees, co-investment returns and profit sharing interests. The company and its principals have completed over $700 million of real estate transactions on behalf of its institutional investors. NexCore is headquartered in Denver with offices in Chicago, Ill., and Bethesda, Md. For more information, please visit www.nexcoregroup.com. Contact: Tracy Hindman, Marketing Director, 303-244-0700.

Use of Non-GAAP Financial Information

To supplement our GAAP financial statements, we use EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. We define EBITDA as consolidated net income before interest expense, income tax expense and depreciation and amortization. Our EBITDA includes noncontrolling interests and may not be comparable to EBITDA reported by other companies. We define Adjusted EBITDA as EBITDA before noncash equity based compensation expense. A reconciliation of the adjustments to GAAP results for the years 2011 and 2010 is included in the table below.

We provide this information as a supplement to GAAP information to help us and our investors understand the impact of various items on our financial statements. We use Adjusted EBITDA as one of several performance metrics when assessing our performance. In addition, we use Adjusted EBITDA to define certain performance targets under our compensation programs. Because Adjusted EBITDA excludes items that are included in our financial statements, it does not provide a complete measure of our operating performance. Therefore, investors are encouraged to use GAAP measures when evaluating our financial performance.

Forward-looking Statements

This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are forward-looking statements, including any projections of revenue, margins, expenses, earnings, cash flows or share repurchases; any statements of our plans, strategies and objectives for future operations; statements concerning the expected development or completion of projects; statements regarding our development or acquisition pipelines; statements of expectation or belief; and the assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the impact of macroeconomic and geopolitical trends and events, including healthcare reform and interest rates; competitive pressures faced by us; the development of new projects; and other risks that are described in our SEC filings. The financial information set forth in this release reflects estimates based on information available at this time. While we believe these estimates are reasonable, these estimates could differ materially from our actual results. We assume no obligation and do not intend to update these forward-looking statements.

NexCore Healthcare Capital Corp

1621 18th St., Suite 250

Denver, CO 80202

303.244.0700 t ▪ 303.244.0720 f ▪ nexcoregroup.com

FOR IMMEDIATE RELEASE

MEDIA CONTACT: TRACY HINDMAN — 303.293.0673 — TRACY.HINDMAN@NEXCOREGROUP.COM

NexCore Healthcare Capital Corp and Subsidiaries

Consolidated Statements of Operations

	For the Year Ended December 31,
	2011	2010
REVENUE:
Development, facilities consulting and construction management fees	$5,920,447	$2,498,737
Leasing commissions and tenant consulting fees	2,118,060	1,240,191
Property and asset management fees	1,657,211	1,697,644
Investor advisory and other fees	883,633	1,070,599

Total revenue	10,579,351	6,507,171
OPERATING EXPENSES:
Direct costs of revenue	754,411	820,816
Depreciation and amortization	116,218	52,671
Selling, general and administrative	8,718,533	5,583,333

Total operating expenses	9,589,162	6,456,820

Income from operations	990,189	50,351
OTHER INCOME:
Equity in earnings of unconsolidated affiliate	22,954	—
Interest income	957	1,892
Gain on sale of property and equipment, net	966	—
Loss on disposal of real estate assets	(13,461)	—

Income before income taxes.	1,001,605	52,243
Income tax provision	—	—

Consolidated net income	1,001,605	52,243
Net (income) loss attributable to noncontrolling interests	(112,994)	116,570

Net income attributable to common stockholders	$888,611	$168,813

EARNINGS PER COMMON SHARE
Basic income per common share	$0.02	$0.01

Diluted income per common share	$0.02	$0.01

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	49,455,841	31,169,768

Diluted	50,776,890	31,273,197

NexCore Healthcare Capital Corp

1621 18th St., Suite 250

Denver, CO 80202

303.244.0700 t ▪ 303.244.0720 f ▪ nexcoregroup.com

FOR IMMEDIATE RELEASE

MEDIA CONTACT: TRACY HINDMAN — 303.293.0673 — TRACY.HINDMAN@NEXCOREGROUP.COM

Adjusted EBITDA

The reconciliation of EBITDA and Adjusted EBITDA to the most directly comparable GAAP measure is set forth in the table below for the years ended December 31, 2011 and 2010.

	For the Year Ended December 31,
	2011	2010
Consolidated net income	$1,001,605	$52,243
Interest income	(957)	(1,892)
Depreciation and amortization	116,218	52,671
Income tax provision	—	—

EBITDA	1,116,866	103,022
Equity based compensation expense	102,238	19,278

Adjusted EBITDA	$1,219,104	$122,300

NexCore Healthcare Capital Corp

1621 18th St., Suite 250

Denver, CO 80202

303.244.0700 t ▪ 303.244.0720 f ▪ nexcoregroup.com